PUT/CALL ESCROW AGREEMENT

THIS PUT/CALL ESCROW AGREEMENT (“Agreement”) is dated August 17, 2009 by and among North Shore Acquisition Corp., a Delaware corporation (the “Company”), Barry J. Gordon (“Gordon”), Marc H. Klee (“Klee”), Robert Sroka (“Sroka”), Arthur H. Goldberg (“Goldberg”), Harvey Granat (“Granat”), Alan J. Loewenstein (“Loewenstein”), Sang-Chul Kim (the “Investor”) and Graubard Miller, as escrow agent (the “Escrow Agent”). Gordon, Klee, Sroka, Goldberg, Granat and Loewenstein are each herein referred to individually as a “Seller” and collectively as the “Sellers”.

The Company, the Sellers and the Investor are parties to an Agreement dated as of August 17, 2009 (the “Put/Call Agreement”) pursuant to which the Sellers will have the option to sell to the Investor and the Investor will have the option to purchase from the Sellers 1,600,000 warrants to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Warrants”) upon the earlier of (i) the Company’s consummation of a Business Combination (as defined in the Put/Call Agreement), (ii) the Company’s liquidation of its trust account and (iii) December 31, 2009 (the “Escrow Period”), all upon the terms and subject to the conditions set forth in the Put/Call Agreement.  Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Put/Call Agreement.

Pursuant to the Put/Call Agreement, (i) the purchase price to be paid by the Investor to the Sellers in exchange for the Warrants and (ii) the Warrants to be purchased by the Investor, together with duly executed warrant powers, are to be held in escrow subject to the terms of this Agreement.

The parties agree as follows:

1.           (a)           Concurrently with the execution hereof, (i) the Sellers are delivering to the Escrow Agent certificates representing the Warrants issued in the name of each Seller, together with duly executed warrant powers to enable the transfer of such Seller’s Warrants to the extent required pursuant to the terms hereof and (ii) the Investor is delivering to the Escrow Agent the Purchase Price (together, the “Escrow Fund”), all of which shall be held in escrow pursuant to the terms of this Agreement.

(b)           The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.  It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of the Company. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the Warrants, warrant powers and Purchase Price in the Escrow Fund in accordance with this Agreement.

(c)           During the Escrow Period, all interest earned on the Purchase Price held in the Escrow Fund shall be delivered to the Escrow Agent to hold as part of the Escrow Fund in accordance with the terms hereof.

(d)           During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Warrants except (i) by bona fide gift to a member of a Seller’s immediate family or to a trust, the beneficiary of which is a Seller or a member of a Seller’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Seller or (iii) pursuant to a qualified domestic relations order.  In connection with and as a condition to each permitted transfer, the transferee shall deliver to the Escrow Agent an assignment form executed by the transferring Seller, or where applicable, an order of a court of competent jurisdiction or death certificate, evidencing the transfer of Warrants to the transferee, together with a warrant power and an agreement to be bound by this Agreement executed by the transferee.  Upon receipt of such documents, the Escrow Agent shall deliver to the Company’s warrant agent the original warrant certificate out of which the assigned Warrants are to be transferred, together with the executed assignment forms executed by the transferring Seller, or a copy of the applicable court order or death certificate, and shall request that the Company’s warrant agent issue new certificates representing (A) the number of Warrants, if any, that continue to be owned by the transferring Seller, and (B) the number of Warrants owned by the transferee as the result of such transfer.  The Company, the transferring Seller and the transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby.  After any Warrant is transferred pursuant to this paragraph, such Warrant so transferred will continue to be held by the Escrow Agent in accordance with the terms of this Agreement.  During the Escrow Period, no Owner (defined below) shall pledge or grant a security interest in such Owner’s Warrants included in the Escrow Fund or grant a security interest in such Owner’s rights thereto under this Agreement.  The Sellers and all transferees are herein referred to collectively as the “Owners.”

2.             (a)           Upon receipt by the Escrow Agent after the Option Trigger of either (i) notice of exercise of a Call Option from the Investor or (ii) notice of exercise of a Put Option from the Sellers without any notice from the Investor stating that the Sellers have breached the representations and warranties contained in Section 4.6 of the Put/Call Agreement (a “Breach Notice”), then within two business days of such receipt, the Escrow Agent shall deliver (x) the Purchase Price, plus the interest earned thereon, to the Sellers and (y) the Warrants and warrant powers to the Investor.

 (b)           Upon receipt by the Escrow Agent of a Breach Notice, countersigned by the Sellers, the Escrow Agent shall deliver (i) the Purchase Price, plus interest earned thereon, to the Investor and (ii) the Warrants and warrant powers to the Sellers.

(c)           Upon receipt by the Escrow Agent after the Option Trigger of either (i) notice of exercise of a Put Option from the Sellers and a subsequent Breach Notice or (ii) a Breach Notice not countersigned by the Sellers, then a dispute shall be deemed to exist, which dispute shall be governed by paragraph (d) below.

(d)           If there is a dispute between the Sellers and the Investor in connection with paragraph (c) of this Section 2, the dispute shall be submitted (and either party may submit such dispute) for arbitration before a single arbitrator in New York, New York, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect.  The Sellers and the Investor shall attempt to agree upon an arbitrator; if they shall be unable to agree upon an arbitrator within 10 days after the dispute is submitted for arbitration, then either the Sellers or the Investor, upon written notice to the other, may apply for appointment of such single arbitrator by the American Arbitration Association in accordance with its rules.  Each party shall pay the fees and expenses of counsel used by it and 50% of the fees and expenses of the arbitrator and of other expenses of the arbitration.  The arbitrator shall render his decision within 90 days after his appointment and may award costs to either the Sellers or the Investor if, in his sole opinion reasonably exercised, the claims made by any other party had no reasonable basis and were arbitrary and capricious. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. Judgment may be obtained on the decision of the arbitrator so rendered in any court having jurisdiction and may be enforced in any such court. If the arbitrator shall fail to render his decision or award within such 90-day period, either the Sellers or the Investor may apply to any state court sitting in New York County, New York, or any federal court sitting in such county then having jurisdiction, by action, proceeding or otherwise, as may be proper to determine the matter in dispute consistently with the provisions of this Agreement.  Each of the Sellers and the Investor consents to the exclusive jurisdiction of the state courts sitting in New York County or any federal court having jurisdiction and sitting in such county for this purpose. The prevailing party (or either party, in the case of a decision or award rendered in part for each party) shall send a copy of the arbitration decision or of any judgment of the court to the Escrow Agent.

3.           The Escrow Agent, the Company, the Sellers and the Investor shall cooperate in all respects with one another in implementing the procedures necessary to effect the release of the Warrants and the Purchase Price in accordance with this Agreement.

4.           (a)           The Escrow Agent undertakes to perform only such duties as are expressly set forth herein.  It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b)           The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c)           The Escrow Agent’s sole responsibility upon receipt of any notice pursuant to the terms of this Agreement is to release the Warrants and the Purchase Price that is the subject of such notice and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d)           The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 4(g), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e)           The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided.  Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by the Sellers and the Investor.  If no new escrow agent is so appointed within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court it reasonably deems appropriate.

(f)           In the event of a dispute between the parties as to the proper disposition of the Escrow Fund, the Escrow Agent shall be entitled (but not required) to deliver the Escrow Fund to any court in the State of New York or the United States District Court for the Southern District of New York and, upon giving notice to the Company, the Sellers and the Investor of such action, shall thereupon be relieved of all further responsibility and liability.

(g)           The Escrow Agent shall be indemnified and held harmless jointly and severally by the Company, the Sellers and the Investor from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim that in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent.  Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing.  In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Fund in question or it may deposit the Escrow Fund with the clerk of any appropriate court and be relieved of any liability with respect thereto or it may retain the Escrow Fund pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Warrants and Purchase Price in the Escrow Fund are to be disbursed and delivered.

(h)           The Escrow Agent shall be entitled to reimbursement from the Company for all reasonable documented expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, any taxes or other governmental charges.  Notwithstanding the foregoing, the Escrow Agent shall not be entitled to any fees for its own services rendered under the Escrow Agreement.

(i)            From time to time on and after the date hereof, the Company, the Sellers and the Investor shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(j)           Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5.            This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Put/Call Agreement.

6.           This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives, shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein.  This Agreement cannot be changed or terminated except by a writing signed by the Company, the Sellers, the Investor and the Escrow Agent.

7.           This Agreement shall not create any fiduciary duty on the Escrow Agent’s part to any of the Company, the Sellers or the Investor, nor disqualify the Escrow Agent from representing the Company or any of its affiliates in any dispute with any Seller or the Investor, including any dispute with respect to this Agreement.

8.           The Company, each Seller and the Investor hereby consent to the exclusive jurisdiction of the state courts sitting in New York County and federal courts sitting in such county with respect to any claim or controversy arising out of this Agreement.   Service of process in any action or proceeding brought against any party in respect of any such claim or controversy may be made upon it by registered mail, postage prepaid, return receipt requested, at the address specified in Section 9.

9.           All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by facsimile and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

To the Sellers:	American Fund Advisors, Inc.
175 Great Neck Road, Suite 204
Great Neck, New York 11021
Attention: Marc Klee
Facsimile: (516) 487-2738

To the Company:	North Shore Acquisition Corp.
175 Great Neck Road, Suite 204
Great Neck, New York 11021
Attention: Marc Klee
Facsimile: (516) 487-2738

In either case, with a copy to:	Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attn: David Alan Miller, Esq.
Facsimile: (212) 818-8881

To the Investor:	Sang-Chul Kim
(135-270) 7th Floor, SoftForum B/D
545-7 Dogok-Dong
Gangnam-Gu, Seoul 135-270 S. Korea
Facsimile: +82-2-526-8474

With a copy to:	Mintz Levin Cohn Ferris Glovsky and
Popeo, P.C.

666 Third Avenue
New York, New York 10017
Attention: Kenneth R. Koch, Esq.
Facsimile: (212) 983-3115

To the Escrow Agent, to it at:	Graubard Miller
405 Lexington Avenue
New York, New York 10174
Attention: David Alan Miller, Esq.
Facsimile: (212) 818-8881

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

(a)           All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered.

(b)           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

[Remainder of page intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

SELLERS:

/s/ Barry J. Gordon
Barry J. Gordon

/s/ Marc H. Klee
Marc H. Klee

/s/ Robert Sroka
Robert Sroka

/s/ Arthur H. Goldberg
Arthur H. Goldberg

/s/ Harvey Granat
Harvey Granat

/s/ Alan J. Loewenstein
Alan J. Loewenstein

COMPANY:		INVESTOR:
NORTH SHORE ACQUISITION
CORP.

By:	/s/ Marc H. Klee	/s/ Sang-Chul Kim
Name: Marc H. Klee		Sang-Chul Kim
Title: President

ESCROW AGENT:

GRAUBARD MILLER

		By:	/s/ Jeffrey M. Gallant
Name: Jeffrey M. Gallant
Title: Partner

[Signature Page - Escrow Agreement]